Exhibit 99.1

ARES CAPITAL CORPORATION

DECLARES DIVIDEND OF $0.34 PER SHARE

New York, NY – December 12, 2005 – Ares Capital Corporation (Nasdaq:  ARCC) announced that its Board of Directors has declared a fourth quarter dividend of $0.34 per share, payable on January 16, 2006 to stockholders of record as of December 22, 2005.

Ares Capital Corporation currently estimates that 100% of distributions paid for the year ending December 31, 2005 will be generated from ordinary taxable income. This allocation is only an estimate and should not be relied upon for tax reporting purposes. Definitive tax reporting information on Form 1099-DIV regarding distributions paid for 2005 is expected to be mailed to shareholders in January 2006.

About Ares Capital Corporation

Ares Capital Corporation is a closed-end, non-diversified management investment company that is regulated as a business development company under the Investment Company Act of 1940. Its investment objectives are to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases may include an equity component, and, to a lesser extent, in equity investments in private middle market companies.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT:  Merritt S. Hooper of Ares Capital Corporation, 310-201-4200